Exhibit 99.1

FDA Grants Accentia Biopharmaceuticals

Fast Track Status for SinuNase™

First and only product under development for chronic sinusitis to receive Fast Track status from FDA

Tampa, Fla. — April 12, 2006 — Accentia Biopharmaceuticals, Inc. (Nasdaq:ABPI) has been notified that the U.S. Food and Drug Administration (FDA) granted Fast Track status to SinuNase™, the Company’s intranasal Amphotericin B formulation. To the best of the Company’s knowledge, SinuNase is the first and only drug candidate for chronic sinusitis (CS) to receive Fast Track status from the FDA.

Under the FDA Modernization Act of 1997, a new drug may be designated “Fast Track” provided the agency feels that the drug candidate has the potential to address unmet medical needs by treating serious or life-threatening conditions. With Fast Track status for SinuNase, Accentia is now eligible to submit a new drug license application (NDA) on a rolling basis, allowing the FDA to review sections of the NDA in advance of receiving Accentia’s full submission, and permitting Accentia to apply for expedited review of its NDA.

Frank E. O’Donnell, Jr., M.D., Accentia’s Chairman and CEO, commented: “Chronic sinusitis represents a substantial unmet clinical need, causing significant morbidity and expense. There is no approved pharmaceutical for the treatment of chronic sinusitis, despite 31 million affected patients in the U.S. alone, and about 500,000 patients who resort to sinus surgery each year in an attempt to control their chronic symptoms . These patients have chronic obstruction of the sinuses, which predisposes them to acute sinusitis, a bacterial super-infection for which more than 40 million antibiotic prescriptions are dispensed annually. The healthcare cost of chronic sinusitis is estimated at greater than $5 billion a year.”

Accentia is preparing to commence its Phase 3 placebo-controlled clinical trial with SinuNase to treat post-surgical patients suffering from recurrent CS. The study is intended to be a four-month double-blinded comparison of symptomatic relief in patients randomized for treatment with either SinuNase or a placebo control.

Background on Chronic Sinusitis and SinuNase

Chronic sinusitis (CS), also known as chronic rhinosinusitis (CRS), is one of the most common diseases suffered by Americans today, affecting an estimated 31 million patients in the U.S. CS is a chronic inflammatory disease of the nasal and sinus mucosa that persists for greater than three months. Long-term consequences include the formation of inflammatory polyps in the nose. The inflammation of CS results in symptoms such as nasal congestion, mouth breathing, nasal discharge and post-nasal drip. Patients often face recurrent bouts of acute bacterial sinusitis, characterized by fever, malaise and pain, requiring treatments with oral systemic antibiotics.

The diagnosis and treatment of CS, based on the history, nasal endoscopy and CT scan of the sinuses, remains challenging. There are, for example, no prescription pharmaceuticals, including any antibiotics, approved for this condition. In addition, the FDA has instructed manufacturers of over-the-counter (OTC) decongestant products claiming to treat sinus disease to remove the claims by April 2007. A major obstacle to the rational design of a laboratory diagnostic or prescription pharmaceutical has been the lack of a plausible theory of causation.

Accentia is commercializing a diagnostic as well as developing a treatment for CS, based on published technology developed at the Mayo Clinic. Investigators there reported that a ubiquitous, normally innocuous mold, Alternaria, colonizes the mucus of the nose and sinus of virtually everybody, but in patients with CS this non-invasive mold elicits an eosinophilic inflammatory response characterized by the release of eosinophilic major basic protein (MBP) in the mucus. The release of protein then damages the mucosal epithelial lining of the nose and sinuses, leading to the inflammatory mucosal changes characteristic of CS.

Based on these insights, investigators at Mayo developed a unique diagnostic for CS — one that tests mucus from the nose for MBP. In patients with CS, investigators at Mayo reported that the MBP of mucus from the nose is elevated. In patients who have only seasonal or perennial allergic rhinitis, it is routinely undetectable. This diagnostic is available commercially as CRSFungal Profile™ from Accentia, intended as an adjunct to the clinical and radiological diagnosis of CS. More information on the diagnostic is available by calling the Company’s laboratory partner, IMMCO, at 800-537-8378.

Also based on these insights, investigators at Mayo and elsewhere have published small clinical studies on the efficacy and safety of a low-dose antifungal, applied intranasally. In particular, they have reported on the use of a lavage of 0.01% Amphotericin B for the treatment of the symptoms and signs of CS. Because of the inciting role that the fungal antigen plays in the chronic inflammatory response of the mucosa, it appears that a muco-administered antifungal takes a few weeks to maximize response. In one published study from Geneva University, for example, intranasal amphotericin B 0.01% was applied for four weeks and, among patients with partial nasal obstruction from polyposis, about 50% had complete resolution of their polyps.

Accentia is now developing, under an IND (Investigational New Drug), a very-low-dose intranasal lavage formulation of Amphotericin B (SinuNase™) for the treatment of the signs and symptoms of CS. The initial study population is comprised of refractory patients who have undergone sinus surgery for CS but are now struggling with recurrent CS. These four-month randomized, double-blind, placebo-controlled clinical trials are designed to test the efficacy and safety of this particular intranasal antifungal for this indication. One of the many reasons Accentia chose Amphotercin B is that it has very low absorption across mucus membranes, and in this rather unique situation the Company does not need absorption of the drug into the sinus mucosa or the rest of the body.

According to this disease model, the drug’s desired site of action is confined to the mucus layer.

About Accentia Biopharmaceuticals, Inc.

Accentia Biopharmaceuticals, Inc. is a biopharmaceutical company focused on the development and commercialization of late-stage clinical products in the therapeutic areas of respiratory disease and oncology. Two of these products are SinuNase(TM) and BiovaxID. The Company’s SinuNase(TM) product, in development to treat chronic sinusitis (rhinosinusitis), is a novel application and formulation of a known anti-fungal licensed from the Mayo Foundation for Medical Education and Research. BiovaxID is a patient-specific anti-cancer vaccine focusing on the treatment of follicular non-Hodgkin’s lymphoma. BiovaxID, which is being developed by Accentia’s subsidiary Biovest International, Inc., is currently in a Phase 3 clinical trial. In addition, Accentia’s growing specialty pharmaceutical business, TEAMM Pharmaceuticals, has a portfolio of currently marketed products plus a pipeline of additional products under development by third parties. For further information, please visit our web site: www.accentia.net

Forward-Looking Statements

Statements in this release that are not strictly historical in nature constitute “forward-looking statements.” Such statements include, but are not limited to, statements about SinuNase and any other statements relating to products, product candidates, product development programs the FDA or clinical trial process including the commencemt, ,process or completion of clinical trails or the regulatory process. Such statements may include, without limitation, statements with respect to the Company’s plans, objectives, expectations and intentions and other statements identified by words such as “may,” “could,” “would,” “should,” “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans” or similar expressions. Such forward-looking statements involve known and unknown risks, uncertainties, and other factors that may cause the actual results of Accentia to be materially different from historical results or from any results expressed or implied by such forward-looking statements. These factors include, but are not limited to, risks and uncertainties related to the progress, timing, cost, and results of clinical trials and product development programs; difficulties or delays in obtaining regulatory approval for product candidates; competition from other pharmaceutical or biotechnology companies; and the additional risks discussed in filings with the Securities and Exchange Commission. All forward looking statements are qualified in their entirety by this cautionary statement, and neither Accentia undertakes any obligation to revise or update this news release to reflect events or circumstances after the date hereof.

Contact:

Accentia Biopharmaceuticals, Inc., Tampa, FL

Sherran Brewer, 1-866-481-9020

sbrewer@accentia.net

or

The Investor Relations Group, New York, NY

Investors:

Adam Holdsworth, 1-212-825-3210

aholdsworth@investorrelationsgroup.com

or

Public Relations:

Lynn Granito or Kevin Murphy, 1-212-825-3210

lgranito@investorrelationsgroup.com